                               PETER D. LOWENSTEIN
                                 Attorney at Law
                         Two Greenwich Plaza, Suite 100
                          Greenwich, Connecticut  06840
                                  203-622-0321
                                FAX: 203-622-0321

                                                                  March 20, 1996


Value Line Tax Exempt Fund, Inc. -
Money Market Portfolio
220 East 42nd Street
New York, NY 10017

                     Re:  Rule 24f-2 Registration of Shares

Gentlemen:

     I am familiar with the proceedings taken by Value Line Tax Exempt Fund, Inc. - Money Market Portfolio, a Maryland corporation (the "Fund"), in connection with the registration and sale of shares of its common stock, par value $.01 per share, under the Securities Act of 1933 and in accordance with the provisions of Rule 24f-2 under the Investment Company Act of 1940, as amended, and as described and set forth in its Registration Statement on Form N-1A and in the Prospectus constituting a part of said Registration Statement.

     I have examined such corporate records of the Fund and other documents and considered such questions of law as I have considered necessary as a basis for this opinion. Specifically, I have examined a "Rule 24f-2 Notice" dated March 20, 1996 signed by your Assistant Treasurer, and a certificate of the Assistant Treasurer which states that of the 12,116,557 shares issued during the year ending February 29, 1996 (excluding 652,292 shares issued in reinvestment of dividends), 12,115,832 shares were fully paid as of such date and 725 shares were recorded on the books of the Fund as issued but payment for those shares had not been made and was not yet due in the ordinary course of your business.

     Based upon the foregoing, I am of the opinion that the shares of the Fund described in the Notice, the registration of which is made definite by the filing of the Notice, were legally issued, fully paid and non-assessable.

     I consent to this opinion accompanying the Notice.

                                                             Very truly yours,


                                                             Peter D. Lowenstein
                                                             Legal Counsel


PDL:wf

tef-24f2.4